QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement Nos. 333-110149 and 333-128151 on Form S-8, Registration Statement No. 333-133910 on Form S-3, and Registration Statement No. 333-133911 on Form S-4 of our reports dated February 28, 2008, relating to the financial statements and financial statement schedule of LKQ Corporation and subsidiaries (which expressed an unqualified opinion and included explanatory paragraphs regarding the Company's adoption in 2006 of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment and in 2007 the Company's adoption of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Tax—an Interpretation of Financial Accounting Standards Board Statement No. 109) and the effectiveness of LKQ Corporation and subsidiaries' internal controls over financial reporting, appearing in this Annual Report on Form 10-K of LKQ Corporation for the year ended December 31, 2007.

DELOITTE & TOUCHE LLP

Chicago, Illinois
February 28, 2008

QuickLinks

  EXHIBIT 23.1